EXHIBIT 99.1

WILLIAM A. OWENS

I, William A. Owens, hereby resign from the Board of Directors of the Lumera Corporation and its committees, effective Monday April 4, 2005, and effective that date accept a position on the non-governing advisory board of Lumera Corporation.

/s/ William A. Owens

William A. Owens

4/4/05

Date